Exhibit 99.1
Forum Energy Technologies Announces
First Quarter 2025 Results;
Maintains Full Year 2025 Cash Flow Guidance
•Orders: $201 million and book-to-bill of 104%
•Revenue: $193 million
•Net income: $1 million, or $0.09 per diluted share
•Adjusted EBITDA: $20 million
•Operating cash flow and free cash flow: $9 million and $7 million, respectively
•2025 full year free cash flow guidance: $40 - $60 million
HOUSTON, TEXAS, May 1, 2025 - Forum Energy Technologies, Inc. (NYSE: FET) today announced first quarter 2025 revenue of $193 million and net income of $1 million or $0.09 per diluted share. Adjusted net income was $500 thousand, or approximately $0.04 per diluted share.1
Neal Lux, President and Chief Executive Officer, remarked, “Since February, U.S. tariff and trade policy changes have generated significant economic uncertainty and dampened the outlook for commodity demand. In addition, OPEC+ announced faster supply growth than previously anticipated. The combination of these exogenous events is pressuring commodity prices.
“While we have not seen a decline in market activity, we are adjusting our business to operate at potentially lower demand levels. We initiated actions to eliminate $10 million of annualized costs. In addition, we are tightly managing inventory levels to maximize cash flow and execute our backlog.
“In the first quarter, we generated $7 million of free cash flow, marking the seventh consecutive quarter of positive results. Revenue and EBITDA were within our guidance range even though results were reduced by tariff uncertainty, particularly in the Valve Solutions product line. Subsea bookings increased nearly 60% with customer adoption of our new products and the strength of the offshore markets.
“Despite uncertainty and potential market headwinds, we are maintaining 2025 free cash flow guidance of between $40 and $60 million. We remain committed to our free cash flow allocation strategy, focusing on further reducing net debt and repurchasing shares. For the second quarter 2025, we expect adjusted EBITDA in the range of $18 to $22 million.”
1 See Tables 1-3 for a reconciliation of GAAP to non-GAAP financial information, including a breakdown of adjusting items.

Segment Results (unless otherwise noted, comparisons are first quarter 2025 versus fourth quarter 2024)
Drilling and Completions segment revenue was $116 million, a 4% increase, primarily from a rebound in demand for completions equipment in our Stimulation and Intervention product line and higher Subsea project revenue recognized from ROVs, launch and recovery systems, and part sales. The increase was impacted by lower demand for drilling-related capital equipment and coiled tubing. Segment adjusted EBITDA was $12 million, a 31% increase, with higher revenue and favorable product mix. Orders were $132 million, up 28%, primarily from subsea equipment and higher demand for wireline cables and stimulation-related capital equipment. The Drilling and Completions segment provides consumable products and capital equipment for drilling, subsea, coiled tubing, wireline, and stimulation markets.
Artificial Lift and Downhole segment revenue was $78 million, a 13% decrease, primarily from the timing of international project shipments and reduced demand for valve products. Segment adjusted EBITDA was $14 million, a 30% decrease, due to the revenue decline and unfavorable product mix. Orders declined 21% to $69 million on lower demand for sand control products and timing of processing equipment bookings. The Artificial Lift and Downhole segment engineers, manufactures, and supplies products for well construction, artificial lift, and oil and natural gas processing.
FET® is a global manufacturing company, serving the oil, natural gas, industrial and renewable energy industries. With headquarters located in Houston, Texas, FET provides value added solutions aimed at improving the safety, efficiency, and environmental impact of our customers' operations. For more information, please visit www.f-e-t.com.

Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including any statement about the Company's outlook, future financial position, liquidity and capital resources, operations, performance, cash flow, acquisitions, returns, capital expenditure budgets, new product development activities, strategic investments, share repurchases, costs and other guidance included in this press release.
These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the Company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and natural gas industry, governmental regulation and taxation of the oil and natural gas industry, the Company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company's business, and other important factors that could cause actual results to differ materially from those projected as described in the Company's filings with the U.S. Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Company Contact
Rob Kukla
Director of Investor Relations
281.994.3763
rob.kukla@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Three months ended
	March 31,		December 31,
(in millions, except per share information)	2025	2024	2024
Revenue	$193.3	$202.4	$201.0
Cost of sales	134.9	138.6	138.5
Gross profit	58.4	63.8	62.5
Operating expenses
Selling, general and administrative expenses	49.4	54.7	54.6
Transaction expenses	0.1	5.9	—
Impairment of intangible assets	—	—	119.1
Gain on sale-leaseback transactions and other	0.1	—	(4.4)
Total operating expenses	49.6	60.6	169.3
Operating income (loss)	8.8	3.2	(106.8)
Other expense (income)
Interest expense	5.0	8.8	6.4
Loss on extinguishment of debt	—	—	0.6
Foreign exchange losses (gains) and other, net	(1.1)	1.2	(6.6)
Total other expense	3.9	10.0	0.4
Income (loss) before income taxes	4.9	(6.8)	(107.2)
Income tax expense	3.8	3.5	(3.7)
Net income (loss) (1)	$1.1	$(10.3)	$(103.5)

Weighted average shares outstanding
Basic	12.3	12.2	12.3
Diluted	12.6	12.2	12.3

Earnings (loss) per share
Basic	$0.09	$(0.85)	$(8.39)
Diluted	$0.09	$(0.85)	$(8.39)

(1) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets
(Unaudited)

	March 31,	December 31,
(in millions of dollars)	2025	2024
Assets
Current assets
Cash and cash equivalents	$31.1	$44.7
Accounts receivable—trade, net	153.5	153.9
Inventories, net	263.6	265.5
Other current assets	30.4	31.5
Total current assets	478.6	495.6
Property and equipment, net of accumulated depreciation	61.9	63.4
Operating lease assets	68.1	70.4
Goodwill and other intangible assets, net	165.9	170.9
Other long-term assets	15.6	15.7
Total assets	$790.1	$816.0
Liabilities and equity
Current liabilities
Current portion of long-term debt	$1.8	$1.9
Other current liabilities	192.9	200.0
Total current liabilities	194.7	201.9
Long-term debt, net of current portion	169.5	186.5
Other long-term liabilities	105.9	107.8
Total liabilities	470.1	496.2
Total equity	320.0	319.8
Total liabilities and equity	$790.1	$816.0

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)

	Three months ended March 31,
(in millions of dollars)	2025	2024
Cash flows from operating activities
Net income (loss)	$1.1	$(10.3)
Depreciation and amortization	9.0	13.8
Inventory write down	0.4	0.5
Other noncash items and changes in working capital	(1.2)	1.0
Net cash provided by operating activities	9.3	5.0

Cash flows from investing activities
Capital expenditures for property and equipment	(2.1)	(2.9)
Proceeds from sale of property and equipment	—	0.2
Payments related to business acquisition	—	(150.1)
Net cash used in investing activities	(2.1)	(152.8)

Cash flows from financing activities
Borrowings of debt	132.0	304.8
Repayments of debt	(149.0)	(148.8)
Repurchases of stock	(2.0)	—
Payment of withheld taxes on stock-based compensation plans	(1.3)	(1.2)
Deferred financing costs	(0.7)	(3.0)
Net cash provided by (used in) financing activities	(21.0)	151.8

Effect of exchange rate changes on cash	0.3	(1.7)
Net increase (decrease) in cash, cash equivalents and restricted cash	$(13.5)	$2.3

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported			As Adjusted (3)
	Three months ended			Three months ended
(in millions of dollars)	March 31, 2025	March 31, 2024	December 31, 2024	March 31, 2025	March 31, 2024	December 31, 2024
Revenue
Drilling and Completions	$115.6	$119.1	$111.1	$115.6	$119.1	$111.1
Artificial Lift and Downhole	77.8	83.3	89.9	77.8	83.3	89.9
Eliminations	(0.1)	—	—	(0.1)	—	—
Total revenue	$193.3	$202.4	$201.0	$193.3	$202.4	$201.0

Operating income (loss)
Drilling and Completions	$9.4	$4.6	$3.3	$9.8	$5.8	$3.8
Operating Margin %	8.1%	3.9%	3.0%	8.5%	4.9%	3.4%
Artificial Lift and Downhole	7.3	11.8	12.9	7.5	11.7	13.1
Operating Margin %	9.4%	14.2%	14.3%	9.6%	14.0%	14.6%
Corporate	(7.7)	(7.3)	(8.4)	(7.6)	(6.9)	(8.5)
Total segment operating income	9.0	9.1	7.8	9.7	10.6	8.4
Other items not in segment operating income (1)	(0.2)	(5.9)	(114.6)	(0.1)	0.1	(0.3)
Total operating income (loss)	$8.8	$3.2	$(106.8)	$9.6	$10.7	$8.1
Operating Margin %	4.6%	1.6%	(53.1)%	5.0%	5.3%	4.0%

EBITDA (2)
Drilling and Completions	$13.3	$13.1	$(106.7)	$12.4	$13.7	$9.5
EBITDA Margin %	11.5%	11.0%	(96.0)%	10.7%	11.5%	8.6%
Artificial Lift and Downhole	12.7	17.7	18.8	13.5	18.0	19.3
EBITDA Margin %	16.3%	21.2%	20.9%	17.4%	21.6%	21.5%
Corporate	(7.1)	(15.0)	(0.8)	(5.8)	(5.6)	(6.6)
Total EBITDA	$18.9	$15.8	$(88.7)	$20.1	$26.1	$22.2
EBITDA Margin %	9.8%	7.8%	(44.1)%	10.4%	12.9%	11.0%

(1) Includes transaction expenses, gain on sale-leaseback transaction, impairment of intangible assets and gain (loss) on disposal of assets and other.
(2) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure for evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(3) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Orders information
(Unaudited)

	Three months ended
(in millions of dollars)	March 31, 2025	March 31, 2024	December 31, 2024
Orders
Drilling and Completions	$132.1	$116.6	$103.0
Artificial Lift and Downhole	68.6	87.8	87.0
Total orders	$200.7	$204.4	$190.0

Revenue
Drilling and Completions	$115.6	$119.1	$111.1
Artificial Lift and Downhole	77.8	83.3	89.9
Eliminations	(0.1)	—	—
Total revenue	$193.3	$202.4	$201.0

Book to bill ratio (1)
Drilling and Completions	1.14	0.98	0.93
Artificial Lift and Downhole	0.88	1.05	0.97
Total book to bill ratio	1.04	1.01	0.95

(1) The book-to-bill ratio is calculated by dividing the dollar value of orders received in a given period by the revenue earned in that same period. The Company believes that this ratio is useful to investors because it provides an indication of whether the demand for our products is strengthening or declining. A ratio of greater than one is indicative of improving market demand, while a ratio of less than one would suggest weakening demand. In addition, the Company believes the book-to-bill ratio provides more meaningful insight into future revenues for our business than other measures, such as order backlog, because the majority of the Company's products are activity based consumable items or shorter cycle capital equipment, neither of which are typically ordered by customers far in advance.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 1 - Adjusting items

	Three months ended
	March 31, 2025			March 31, 2024			December 31, 2024
(in millions, except per share information)	Operating income	EBITDA (1)	Net income (loss)	Operating income	EBITDA (1)	Net income (loss)	Operating income	EBITDA (1)	Net income (loss)
As reported	$8.8	$18.9	$1.1	$3.2	$15.8	$(10.3)	$(106.8)	$(88.7)	$(103.5)
% of revenue	4.6%	9.8%		1.6%	7.8%		(53.1)%	(44.1)%
Restructuring and other costs	0.8	0.8	0.8	1.6	1.6	1.6	0.9	0.9	0.9
Transaction expenses	0.1	0.1	0.1	5.9	5.9	5.9	—	—	—
Inventory and other working capital adjustments	(0.1)	(0.1)	(0.1)	—	—	—	(0.2)	(0.2)	(0.2)
Impairment of intangible assets	—	—	—	—	—	—	119.1	119.1	119.1
Stock-based compensation expense	—	1.8	—	—	1.5	—	—	2.0	—
Loss on extinguishment of debt	—	—	—	—	—	—	—	0.6	0.6
Loss (gain) on foreign exchange, net (2)	—	(1.4)	(1.4)	—	1.3	1.3	—	(6.6)	(6.6)
Gain on sale-leaseback transactions	—	—	—	—	—	—	(4.9)	(4.9)	(4.9)
Release of valuation allowance on deferred tax assets	—	—	—	—	—	—	—	—	(11.3)
As adjusted (1)	$9.6	$20.1	$0.5	$10.7	$26.1	$(1.5)	$8.1	$22.2	$(5.9)
% of revenue	5.0%	10.4%		5.3%	12.9%		4.0%	11.0%

Diluted shares outstanding as reported			12.6			12.2			12.3
Diluted shares outstanding as adjusted			12.6			12.2			12.3

Diluted EPS - as reported			$0.09			$(0.85)			$(8.39)
Diluted EPS - as adjusted			$0.04			$(0.12)			$(0.48)

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating loss, adjusted net loss and adjusted diluted EPS are useful to the Company's investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results and (ii) EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss (gain) has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 2 - Adjusting Items

	Three months ended
(in millions of dollars)	March 31, 2025	March 31, 2024	December 31, 2024
EBITDA reconciliation (1)
Net income (loss)	$1.1	$(10.3)	$(103.5)
Interest expense	5.0	8.8	6.4
Depreciation and amortization	9.0	13.8	12.1
Income tax expense (benefit)	3.8	3.5	(3.7)
EBITDA	$18.9	$15.8	$(88.7)

(1) The Company believes adjusted EBITDA is useful to investors because it is an appropriate measure of evaluating operating performance and liquidity. It reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company’s securities, and making strategic acquisitions. In addition, adjusted EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 3 - Adjusting items

	Three months ended
(in millions of dollars)	March 31, 2025	March 31, 2024	December 31, 2024
Free cash flow, before acquisitions, reconciliation (1)
Net cash provided by operating activities	$9.3	$5.0	$38.5
Capital expenditures for property and equipment	(2.1)	(2.9)	(2.4)
Proceeds from sale of property and equipment	—	0.2	0.5
Proceeds from sale-leaseback transactions	—	—	20.3
Free cash flow, before acquisitions	$7.2	$2.3	$56.9

(1) The Company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.

Forum Energy Technologies, Inc.
Supplemental schedule - Product line revenue
(Unaudited)

	Three months ended
(in millions of dollars)	March 31, 2025		March 31, 2024		December 31, 2024
Revenue	$	%	$	%	$	%
Drilling	$32.2	16.7%	$36.5	17.9%	$35.5	17.6%
Subsea	22.1	11.4%	21.8	10.8%	18.6	9.3%
Stimulation and Intervention	37.4	19.3%	38.6	19.1%	31.1	15.5%
Coiled Tubing	23.9	12.4%	22.2	11.0%	25.9	12.9%
Drilling and Completions	115.6	59.8%	119.1	58.8%	111.1	55.3%

Downhole	47.7	24.7%	52.2	25.8%	51.5	25.6%
Production Equipment	19.1	9.9%	18.5	9.1%	21.7	10.8%
Valve Solutions	11.0	5.6%	12.6	6.3%	16.7	8.3%
Artificial Lift and Downhole	77.8	40.2%	83.3	41.2%	89.9	44.7%
Eliminations	(0.1)	—%	—	—%	—	—%

Total revenue	$193.3	100.0%	$202.4	100.0%	$201.0	100.0%